Articles of Amendment
to
Articles of Incorporation
of

The Greater Cannabis Company, Inc.

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P17000004537

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

25 SE 2nd Ave.
Ste. 550
Miami, FL 33131

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

25 SE 2nd Ave.
Ste. 550
Miami, FL 33131

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________________

25 SE 2nd Ave. Ste. 550
(Florida street address)

New Registered Office Address: Miami, Florida 33131
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
2) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
3) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
4) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
5) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
6) ____ Change	_______	______________________________	____________________________
____ Add			____________________________
____ Remove			____________________________

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary). (Be specific)*

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: April 4, 2025, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by Aitan Zacharin."

(voting group)

Dated 9/2/2025

Signature /s/ Aitan Zacharin

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Aitan Zacharin

(Typed or printed name of person signing)

CEO

(Title of person signing)

AMENDMENT TO ARTICLES OF INCORPORATION
OF
THE GREATER CANNABIS COMPANY, INC.

THE GREATER CANNABIS COMPANY, INC., a Florida corporation (the "**Company**"), acting pursuant to the Florida Business Corporation Act, does hereby submit the following amendment to its Articles of Incorporation:

FIRST: The name of the Company is **THE GREATER CANNABIS COMPANY, INC.**

SECOND: The Articles of Incorporation of the Company were filed with the Florida Secretary of State on January 13, 2017 and amended on August 28, 2018, March 8, 2019, September 27, 2019, July 29, 2020 and June 13, 2023 (as so amended, the "**Articles**").

THIRD: Paragraph 1 of Article 5 of the Articles is hereby amended to add the following language:

Each share of Common Stock of the Company issued and outstanding as of the record date set by the Company shall be subject to a one-for-1,500 reverse stock split with all fractional shares being rounded up to the nearest whole share. The reverse stock split will (a) not change the number of authorized shares and preferred stock; and (b) be effective on the date determined by the Company.

FOURTH: This Amendment to the Articles of Incorporation was approved by the Company's sole director and holders of capital stock having a majority of the voting power of the Company's issued and outstanding capital stock by joint written consent in lieu of meetings dated April 4, 2025.

IN WITNESS WHEREOF, the Company has caused this Amendment to its Amended and Restated Articles to be executed by its Chief Executive Officer on this 4 day of April, 2025.

THE GREATER CANNABIS COMPANY, INC.

By: /s/ Aitan Zacharin
Aitan Zacharin, Chief Executive Officer